Exhibit 99.1

NEWS RELEASE

Contact: Joseph Tesoriero

Phone: (818) 879-6900

Beth Potillo

Phone: (818) 879-6733

DOLE FOOD COMPANY, INC. ANNOUNCES

THIRD QUARTER 2011 RESULTS

WESTLAKE VILLAGE, California – November 17, 2011 – Dole Food Company, Inc. today announced its financial and operating results for the third quarter ended October 8, 2011. GAAP loss from continuing operations for the third quarter of 2011 improved to $47 million, or ($0.54) per share, compared to a loss of $53 million, or ($0.61) per share, in the third quarter of 2010. Comparable Income from continuing operations for the third quarter was a loss of $15 million versus income of $3 million in the third quarter of 2010 (see Exhibit 2). For the first three quarters of 2011, GAAP income from continuing operations increased from $2 million in 2010, to $38 million or $0.43 per share in 2011. For the first three quarters of 2011, Comparable Income was $116 million as compared to $62 million in 2010 (see Exhibit 2).

“Following very strong earnings in the first half of this year, we encountered a challenging market in Europe in the third quarter, as anticipated. Given the positive results of the efficiency and cost measures we took last year, we are implementing additional restructuring initiatives focused on further improving our European profitability in 2012,” said David A. DeLorenzo, Dole’s President and CEO. “Our packaged salads business continued to improve in the quarter, however weaker performance in fresh-packed vegetables due primarily to lower iceberg lettuce pricing, impacted the results. Our packaged foods segment performed well as higher prices offset rising costs. We also launched several exciting new frozen fruit products in the quarter, including Fruit Smoothie Shakers® and Frozen Fruit Single-serve Cups.”

Mr. DeLorenzo continued, “We are very pleased with our recent acquisition of SunnyRidge Farm. Their premium fresh blueberry and blackberry operations are an excellent strategic complement to our existing fresh and frozen strawberry businesses. This acquisition affords opportunities for synergies as well as growth in this higher margin and fast growing category. Additionally, we have continued to make good progress on our non-core asset sale program, having sold about 400 acres of Hawaii agricultural land for $10.4 million during the quarter, and sold our ripening business in Spain to Compagnie Fruitière, in which Dole owns a 40% interest, shortly after the quarter closed for 15 million euros, or about $21 million.”

Selected Financial Data (Unaudited)

	Quarter Ended		Three Quarters Ended
	October 8, 2011	October 9, 2010	October 8, 2011	October 9, 2010
	(In millions)
Revenues	$2,086	$1,989	$5,688	$5,336
Operating income	11	66	212	205
Adjusted EBITDA	19	101	278	299
Comparable Income (loss)	(15)	3	116	62

Reconciliation of Net income to EBIT before discontinued operations and Adjusted EBITDA (Unaudited):

	Quarter Ended		Three Quarters Ended
	October 8, 2011	October 9, 2010	October 8, 2011	October 9, 2010
	(In millions)
Net income (loss)	$(47)	$(49)	$38	$7
Discontinued operations, net	—	(5)	(1)	(5)
Interest expense	41	49	112	127
Income taxes	—	8	19	20

Earnings before interest, taxes and discontinued operations (“EBIT before disc. ops”)	(6)	3	168	149
Depreciation and amortization	32	38	79	88
Net unrealized loss on derivative instruments	2	43	35	59
Net gain on long-term Japanese yen hedges	(3)	—	(7)	—
Foreign currency exchange (gain) loss on vessel obligations	(2)	4	—	(1)
Net unrealized (gain) loss on foreign denominated instruments	(1)	13	6	7
Gains on asset sales	(3)	—	(3)	(3)

Adjusted EBITDA	$19	$101	$278	$299

See “Non-GAAP Measurements” below for discussion of EBIT before discontinued operations and Adjusted EBITDA.

Revenues

Revenues increased 5% to $2.1 billion during the quarter ended October 8, 2011, as compared to the third quarter of 2010. Fresh fruit revenues increased 5% primarily as a result of higher banana volumes sold in North America and Asia. In addition, favorable foreign currency exchange movements in Europe and Japan benefitted revenues. Packaged foods revenues increased 9% primarily due to higher sales across all major product lines. Fresh vegetables revenues increased slightly as a result of improved pricing for packaged salads partially offset by lower iceberg lettuce sales. For the first three quarters of 2011, revenues increased 7% to $5.7 billion.

Adjusted EBITDA

Adjusted EBITDA was $19 million in the third quarter of 2011 as compared to $101 million in the third quarter of 2010. For the first three quarters of 2011, Adjusted EBITDA was $278 million versus $299 in 2010. Adjusted EBITDA for these periods included the following significant items:

	Quarter Ended		Three Quarters Ended
	October 8, 2011	October 9, 2010	October 8, 2011	October 9, 2010
	(In millions)
Charges for restructuring and long-term receivables[1]	$(13)	$(24)	$(22)	$(25)
Gain on arbitration settlement, net	—	27		27
Refinancing charges and loss on early retirement of 2014 notes	(26)		(26)

[1]	Includes $5 million of inventory write-downs in 2011.

Excluding these items, Adjusted EBITDA in the third quarter of 2011 would have been $58 million and $326 million for the first three quarters of 2011. Key drivers in the third quarter were:

•	Fresh fruit results decreased primarily due to continued weakness in the European market and higher worldwide costs, offset by stronger performance in Asia.

•	Improved performance in packaged salads was more than offset by lower operating results in fresh-packed vegetables, particularly impacted by weak pricing in iceberg lettuce.

•	Packaged foods performed well as price increases across all product lines offset higher product and selling costs.

•	The third quarter of 2010 benefitted from significantly lower long-term incentive accruals.

Cash and Debt (Unaudited)

	October 8, 2011	January 1, 2011
	(In millions)
Cash:
Cash and cash equivalents*	$196	$180

Total Debt:
Revolving credit facility	$—	$—
Term loan facilities	898	830
Senior Notes and Debentures	645	697
Other debt, net of debt discount	70	76

Total Debt	$1,613	$1,603

Net Debt	$1,417	$1,423

*	includes $6 million and $10 million of restricted cash at October 8, 2011, and January 1, 2011, respectively.

Segment Information (Unaudited)

	Quarter Ended		Three Quarters Ended
	October 8, 2011	October 9, 2010	October 8, 2011	October 9, 2010
	(In millions)
Revenues from external customers:
Fresh fruit	$1,393	$1,327	$3,932	$3,674
Fresh vegetables	327	326	852	825
Packaged foods	366	335	903	836
Corporate	—	1	1	1

	$2,086	$1,989	$5,688	$5,336

EBIT:
Fresh fruit EBIT	$7	$36	$184	$147
Fresh vegetables EBIT	3	5	18	23
Packaged foods EBIT	24	24	62	78

Total operating segments	34	65	264	248
Corporate:
Unrealized loss on cross currency swap	—	(46)	(4)	(60)
Net gain (loss) on long-term Japanese yen hedges	3	—	(20)	—
Net unrealized gain (loss) on foreign denominated instruments	1	(12)	(5)	(6)
Refinancing charges and loss on early retirement of 2014 notes	(26)	—	(26)	—
Operating and other expenses	(18)	(4)	(41)	(33)

Corporate	(40)	(62)	(96)	(99)

Total EBIT before disc. ops.	$(6)	$3	$168	$149

See Exhibit 1 for further detailed information on the fresh fruit and packaged foods segments.

Conference Call

Dole will hold a conference call for investors to discuss its results at 4:45 p.m. ET today. Interested parties may participate by dialing 1-866-788-0547 from the United States and 1-857-350-1685 from international locations. The participant passcode is 48427312. The webcast and slide presentation will be accessible at http://investors.dole.com.

A replay of the call will be available until November 24, 2011, by dialing 1-888-286-8010 or 1-617-801-6888. The access code for the replay is 75589347. A replay of the webcast will be archived and available on www.dole.com.

Non-GAAP Measurements

EBIT before discontinued operations, Adjusted EBITDA and Comparable Income (loss) from continuing operations (total and per share) are measures commonly used by financial analysts in evaluating the performance of companies. EBIT before discontinued operations is calculated from net income by adding interest expense and income tax expense, and subtracting income from discontinued operations, net of income taxes, and gain on disposal of discontinued operations, net of income taxes. Adjusted EBITDA is calculated from EBIT before discontinued operations by: (1) adding depreciation and amortization; (2) adding the net unrealized loss or subtracting the net unrealized gain on foreign currency and bunker fuel hedges and the cross currency swap which do not have a more than insignificant financing element present at contract inception; (3) adding the net loss or subtracting the net gain on the long-term Japanese yen hedges; (4) adding the foreign currency loss or subtracting the foreign currency gain on the vessel obligations; (5) adding the net unrealized loss or subtracting the net unrealized gain on foreign denominated instruments; and (6) subtracting the gain on asset sales. Due to the fact that the long-term Japanese yen hedges had more than an insignificant financing element at inception, the liability is treated similar to a debt instrument and the associated cash flows are classified as a financing activity. As a result, both the realized and unrealized gains and losses related to these hedges are subtracted from or added back to EBIT before discontinued operations when calculating Adjusted EBITDA. Comparable Income (loss) from continuing operations is calculated from income (loss) from continuing operations by adding charges for restructuring and long-term receivables, net of income taxes, adding the net unrealized loss or subtracting the net unrealized gain on foreign currency and bunker fuel hedges and the cross currency swap, net of income taxes, adding the net loss or subtracting the net gain on the long-term Japanese yen hedges, net of income taxes, adding the foreign currency loss or subtracting the foreign currency gain on the vessel obligations, net of income taxes, adding the net unrealized loss or subtracting the net unrealized gain on foreign denominated instruments, net of income taxes, adding the refinancing charges and loss on early retirement of 2014 notes, net of income taxes, subtracting the gain on container arbitration settlement, net of income taxes, and subtracting gain on asset sales, net of income taxes. These items have been adjusted because management excludes these amounts when evaluating the performance of Dole. Net debt is calculated as total debt less cash.

EBIT before discontinued operations, Adjusted EBITDA and Comparable Income (loss) from continuing operations (total and per share) are not calculated or presented in accordance with U.S. GAAP and are not a substitute for net income attributable to Dole Food Company, Inc., net income, income from continuing operations, cash flows from operating activities or any other measure prescribed by U.S. GAAP. Further, EBIT before discontinued operations, Adjusted EBITDA and Comparable Income (loss) from continuing operations (total and per share) as used herein are not necessarily comparable to similarly titled measures of other companies. However, Dole has included these three measures herein because management believes that they are useful performance measures for Dole and for securities analysts, investors and others in the evaluation of Dole.

Dole, with 2010 net revenues of $6.9 billion, is the world’s largest producer and marketer of high-quality fresh fruit and fresh vegetables, and is the leading producer of organic bananas. Dole markets a growing line of packaged and frozen fruit and is a produce industry leader in nutrition education and research.

This release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. Forward-looking statements, which are based on management’s current expectations, are generally identifiable by the use of terms such as “may,” “will,” “expects,” “believes,” “intends,” “anticipates” and similar expressions. The potential risks and uncertainties that could cause actual results to differ materially from those expressed or implied herein include weather-related phenomena; market responses to industry volume pressures; product and raw materials supplies and pricing; energy supply and pricing; changes in interest and currency exchange rates; economic crises and security risks in developing countries; international conflict; and quotas, tariffs and other governmental actions. Further information on the factors that could affect Dole’s financial results is included in its SEC filings, including its Annual Report on Form 10-K.

Exhibit 1 (Unaudited)

Fresh fruit and packaged foods EBIT were impacted by unrealized non-cash foreign currency exchange gains and losses. Fresh fruit EBIT was also impacted by charges for restructuring, gain on arbitration settlement and gains on asset sales. These items are detailed in the tables below.

	Quarter Ended		Three Quarters Ended
	October 8, 2011	October 9, 2010	October 8, 2011	October 9, 2010
	(In millions)
Fresh Fruit
Revenues	$1,393	$1,327	$3,932	$3,674

EBIT:
Fresh fruit products	$17	$35	$205	$141
Charges for restructuring and long-term receivables	(13)	(24)	(22)	(25)
Gain on arbitration settlement, net	—	27	—	27
Unrealized gain (loss) on foreign currency and fuel hedges	(2)	2	(2)	—
Foreign currency exchange gain (loss) on vessel obligations	2	(4)	—	1
Gains on asset sales	3	—	3	3

Total Fresh Fruit EBIT	$7	$36	$184	$147

	Quarter Ended		Three Quarters Ended
	October 8, 2011	October 9, 2010	October 8, 2011	October 9, 2010
	(In millions)
Packaged Foods
Revenues	$366	$335	$903	$836

EBIT:
Packaged foods products	$25	$23	$65	$77
Unrealized loss on foreign currency hedges	(1)	1	(2)	1
Unrealized loss on foreign denominated instruments	—	—	(1)	—

Total Packaged Foods EBIT	$24	$24	$62	$78

Exhibit 2 - Reconciliation of Income from continuing operations to Comparable Income from continuing operations (Unaudited):

	Quarter Ended
	October 8, 2011		October 9, 2010
	(In millions, except per share data)
		Earnings per share		Earnings per share
Income from continuing operations	$(47)	$(0.54)	$(53)	$(0.61)
Net unrealized loss on derivative instruments, net of income taxes[1]	3	0.03	43	0.50
Net gain on long-term Japanese yen hedges, net of income taxes[2]	(3)	(0.02)	—	—
Charges for restructuring and long-term receivables, net of income taxes[2]	13	0.15	24	0.27
Foreign currency exchange (gain) loss on vessel obligations, net of income taxes[2]	(2)	(0.03)	4	0.05
Net unrealized (gain) loss on foreign denominated instruments, net of income taxes[1]	(2)	(0.02)	12	0.14
Refinancing charges and loss on early retirement of 2014 notes, net of income taxes[2]	26	0.30	—	—
Gain on arbitration settlement, net of income taxes[2]	—	—	(27)	(0.31)
Gain on asset sales, net of income taxes[2],3	(3)	(0.04)	—	—

Comparable Income from continuing operations	$(15)	$(0.17)	$3	$0.04

[1]	Income tax expense for the quarter ended October 8, 2011, was $0.1 million and for the quarter ended October 9, 2010, there was no tax impact.
[2]	There was no income tax impact for this reconciling item.
[3]	Last year, we included the gain on arbitration settlement, net of income taxes, in Comparable Income. We have excluded this one-time gain from the historical periods in the current presentation.

	Three Quarters Ended
	October 8, 2011		October 9, 2010
	(In millions, except per share data)
		Earnings per share		Earnings per share
Income from continuing operations	$38	$0.43	$2	$0.03
Net unrealized loss on derivative instruments, net of income taxes[1]	35	0.40	59	0.68
Net gain on long-term Japanese yen hedges, net of income taxes[2]	(7)	(0.08)	—	—
Charges for restructuring and long-term receivables, net of income taxes[2]	22	0.25	25	0.28
Foreign currency exchange gain on vessel obligations, net of income taxes[2]	—	—	(1)	(0.01)
Net unrealized loss on foreign denominated instruments, net of income taxes[1]	5	0.06	7	0.07
Refinancing charges and loss on early retirement of 2014 notes, net of income taxes[2]	26	0.30	—	—
Gain on arbitration settlement, net of income taxes[2],3	—	—	(27)	(0.31)
Gain on asset sales, net of income taxes[4]	(3)	(0.04)	(3)	(0.03)

Comparable Income from continuing operations	$116	$1.32	$62	$0.71

[1]	Income tax expense for the three quarters ended October 8, 2011, was $0.5 million and for the three quarters ended October 9, 2010, there was no tax impact.
[2]	There was no income tax impact for this reconciling item.
[3]	There was no income tax effect for the three quarters ended October 8, 2011, and for the three quarters ended October 9, 2010, income tax expense was $0.2 million.
[4]	Last year, we included the gain on arbitration settlement, net of income taxes, in Comparable Income. We have excluded this one-time gain from the historical periods in the current presentation.